Exhibit 99.1

CreXus Investment Corp. Reports Results for the 1st Quarter 2012

NEW YORK--(BUSINESS WIRE)--May 2, 2012--CreXus Investment Corp. (NYSE: CXS), today reported GAAP net income for the quarter ended March 31, 2012 of $16.1 million or $0.21 per average share, as compared to $4.6 million or $0.23 per average share for the quarter ended March 31, 2011 and $41.8 million or $0.55 per average share for the quarter ended December 31, 2011.

Common dividends declared for the quarters ended March 31, 2012, March 31, 2011 and December 31, 2011, were $0.27, $0.23 and $0.35 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as differences in premium amortization and discount accretion, non-taxable unrealized and realized gains and losses, credit loss recognition, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2012, based on the March 31, 2012 closing price of $10.34, was 10.44%.

On a GAAP basis the Company provided a return on average equity of 6.97%, 6.80% and 18.14%, for the quarters ended March 31, 2012 and 2011, and December 31, 2011, respectively.

Kevin Riordan, Chief Executive Officer and President of CreXus, commented on the quarter’s results. “The commercial real estate finance market continues to evolve, and CreXus remains well-positioned to capitalize. We have seen a rising level of transaction volumes and a competitive lending landscape, particularly as the conduit business picks up and life companies remain committed to the market. In our portfolio, we made over $115 million in new debt and equity investments during the quarter and are in the late stages of consummating further new investments. We look forward to continuing to deliver strong risk-adjusted returns to our shareholders.”

The weighted average yield on interest earning assets was 11.11%, 6.47% and 29.86% at March 31, 2012, March 31, 2011 and December 31, 2011, respectively.

With the expansion of the Company’s portfolio to incorporate investment properties during the quarter ended December 31, 2011, the Company has adopted segment reporting to differentiate the returns between debt and equity investments consistent with how management views its businesses. The following table summarizes segmented investment portfolio information for the Company:

	Quarter ended March 31, 2012	Quarter ended March 31, 2011	Quarter ended December 31, 2011
Debt Securities Portfolio	(dollars in thousands)
Debt investment portfolio at period-end	$630,087	$623,570	$752,801
Interest bearing liabilities at period-end	-	172,470	-
Secured financing leverage at period-end (Debt:Equity) (1)	-	0.2:1	-
Fixed-rate investments as percentage of portfolio	67%	96%	38%
Adjustable-rate investments as percentage of portfolio	33%	4%	62%
Fixed-rate investments
Agency mortgage-backed securities as percentage of fixed-rate assets	-	34%	-
Commercial mortgage-backed securities as percentage of fixed-rate assets	-	36%	-
Commercial mortgage loans as percentage of fixed-rate assets	100%	26%	100%
Commercial preferred equity as percentage of fixed-rate assets	-	4%	-
Adjustable-rate investments
Commercial mortgage loans as percentage of adjustable-rate assets	100%	100%	100%
Weighted average yield on interest earning debt assets at period-end	11.11%	6.47%	29.86%
Weighted average cost of funds on debt portfolio at period-end (1)	-	3.60%	-
Real Estate Properties Portfolio including Net Lease Operations
Real estate investment at period-end (2)	87,266	-	33,196
Weighted average yield on real estate investment portfolio at period end	9.64%	-	7.67%
Mortgages payable on real estate	19,150	-	16,600
Weighted average cost of funds on real estate investment financing (3)	3.49%	-	3.50%

(1) Excludes participation sold (non-recourse).
(2) Includes $52.8 million in real estate held for sale at March 31, 2012.
(3) Includes the effect of interest rate swaps.

The following table summarizes characteristics for each asset class:

	Quarter ended		Quarter ended				Quarter ended
	March 31, 2012		March 31, 2011				December 31, 2011
	Commercial Loans	Real Estate	Commercial Loans	Preferred Equity	Agency MBS	CMBS	Commercial Loans	Real Estate
Weighted average amortized cost basis	$96.4	-	$95.7	$93.5	$104.8	$101.3	$90.0	-
Weighted average coupon	8.68%	-	8.80%	10.09%	4.78%	5.37%	5.94%	-
Fixed-rate percentage of asset class	67%	-	86%	100%	100%	100%	38%	-
Adjustable-rate percentage of asset class	33%	-	14%	-	-	-	62%	-
Weighted average yield on assets at period-end	11.11%	9.64%	10.36%	12.54%	3.87%	5.06%	29.86%	7.67%
Weighted average cost of funds at period-end	-	3.49%	-	-	-	3.60%	-	3.50%

At March 31, 2012 and March 31, 2011, the Company’s commercial mortgage loan portfolio had no loans that were 30 days or more delinquent. At December 31, 2011, the Company’s commercial mortgage loan portfolio had two loans relating to one group of underlying properties that were 30 days or more delinquent. The Company recognized $2.8 million in provision for loan losses, net, due primarily to a $3.2 million provision for loan loss in connection with the Company taking possession of the collateral underlying loans via a deed in lieu of foreclosure. At March 31, 2012, the Company has no Allowance for Loan Losses.

The accretion of discount on the Company’s loan and preferred equity portfolio, which is a component of interest income, for the quarters ended March 31, 2012, March 31, 2011 and December 31, 2011, was $11.1 million, $165 thousand and $28.8 million, respectively. The total net discount remaining at March 31, 2012 was $23.5 million.

The Company acquired a cold storage facility in Las Vegas, NV on a net lease basis during the quarter ended March 31, 2012. The yield on the Company’s real estate portfolio, which includes real estate held for sale, as of the quarter ended March 31, 2012, and December 31, 2011 was 9.64% and 7.67%, respectively. The Company held no real estate properties at March 31, 2011.

The Company recorded net income from discontinued operations of $1.5 million during the quarter ended March 31, 2012, which represents the net operating results of collateral acquired during the quarter via a deed in lieu of foreclosure which is recorded as real estate held for sale in the Consolidated Statements of Financial Condition. Net income from discontinued operations is recorded net of tax expense of $295 thousand.

The Company did not sell Agency residential-mortgage-backed securities (“Agency MBS”) during the quarters ended March 31, 2012 and March 31, 2011. During the quarter ended December 31, 2011, the Company sold Agency MBS with a carrying value of $191.6 million resulting in realized gains of $4.5 million.

Annualized general and administrative expenses, including the management fee, as a percentage of average total equity was 2.67%, 1.73% and 2.09% for the quarters ended March 31, 2012 and 2011, and December 31, 2011, respectively. The increase in general and administrative expenses for the quarter ended March 31, 2012 compared to the quarters ended March 31, 2011 and December 31, 2011 is primarily attributable to costs associated with the acquisition of the hotel portfolio through the deed in lieu of foreclosure. At March 31, 2012, the Company had a common stock book value per share of $12.03, as compared to $11.84 and $12.10 at March 31, 2011 and December 31, 2011, respectively.

CreXus acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial real property, commercial mortgage-backed securities and other commercial and residential real estate-related assets. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company, a wholly owned subsidiary of Annaly Capital Management, Inc.

The Company will hold the first quarter 2012 earnings conference call on Thursday, May 3, 2012, at 11:00 a.m. ET. The number to call is 1-866-524-3160 for domestic calls, 1-412-317-6760 for international calls and 1-866-605-3852 for Canadian calls. There is no pass code; please reference CreXus Investment Corp. first quarter earnings. The replay number is 1-877-344-7529 for domestic calls and 1-412-317-0088 for international calls and the conference number is 10013340. The replay will be available at 1:00 p.m. ET through May 4, 2012 at 1:00 p.m. ET. There will be a web cast of the call on www.crexusinvestment.com. If you would like to be added to the e-mail distribution list, please visit www.crexusinvestment.com, click on Investor Relations, then E-Mail Alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and strategy; our projected financial and operating results; our ability to obtain and maintain financing arrangements and the terms of such arrangements; financing and advance rates for our targeted assets; our continuing or future relationships with third parties; our ability to realize our expectations of advantages of acquiring assets; general volatility of the markets in which we acquire assets; the implementation, timing and impact of, and changes to, various government programs; our expected assets; changes in the value of our assets; interest rate mismatches between our assets and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate assets; rates of default or decreased recovery rates on our assets; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to integrate and manage newly acquired assets into our portfolio; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent annual report on Form 10-K. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Assets:	(unaudited)	(1)	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$257,490	$202,814	$47,233	$37,130	$30,579
Commercial mortgage-backed securities, at fair value	-	-	-	-	224,427
Agency mortgage-backed securities, at fair value	-	-	200,335	210,031	210,434
Commercial mortgage net of allowance for loan losses ($0, $369, $331, $331, and $331)
Senior	200,878	374,348	323,850	384,465	34,823
Subordinated	38,527	71,517	71,041	92,845	37,754
Mezzanine	390,682	306,936	278,418	220,307	94,920
Preferred equity, net allowance for loan losses ($0, $0, $38, $38, and $38)	-	-	21,282	21,212	21,212
Real estate held for available for sale	52,800	-	-	-	-
Investment in real estate, net	34,466	33,196	-	-	-
Intangible assets, net	5,412	-	-	-	-
Rents receivable	87	32	-	-	-
Accrued interest receivable	3,509	2,608	3,861	3,500	3,310
Receivable from related party, follow-on offering	-	-	-	-	57,500
Receivable from follow-on offering	-	-	-	-	543,375
Other assets	2,602	1,420	975	401	558
Total assets	$986,453	$992,871	$946,995	$969,891	$1,258,892

Liabilities:
Secured financing agreements	$-	$-	$-	$-	$172,470
Mortgage payable	19,150	16,600	-	-	-
Participation sold (non-recourse)	14,898	14,755	-	-	-
Repurchase agreements	-	-	-	46,550	-
Accrued interest payable	48	6	-	19	311
Accounts payable for investment purchases	-	-	-	-	210,809
Accounts payable and other liabilities	4,538	4,048	4,038	2,838	4,653
Intangible liabilities, net	2,014	-	-	-	-
Dividends payable	20,687	26,817	22,986	19,155	4,168
Investment management fees payable to affiliate	3,470	3,488	3,373	3,345	680
Total liabilities	64,805	65,714	30,397	71,907	393,091

Stockholders' Equity:
Common stock, par value $0.01 per share, 1,000,000,000 authorized, 76,620,112, 76,620,112, 76,620,112, 76,620,11 and, 73,120,112 shares issued and outstanding
	766	766	766	766	731
Additional paid-in-capital	890,757	890,757	890,757	890,741	853,196
Accumulated other comprehensive income	-	-	4,397	2,748	11,116
Accumulated earnings	30,125	35,634	20,678	3,729	758
Total stockholders' equity	921,648	927,157	916,598	897,984	865,801
Total liabilities and stockholders' equity	$986,453	$992,871	$946,995	$969,891	$1,258,892

(1) Derived from the audited consolidated statements of financial condition at December 31, 2011.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Quarter ended March 31, 2012 (unaudited)	For the Quarter ended December 31, 2011 (unaudited)	For the Quarter ended September 30, 2011 (unaudited)	For the Quarter ended June 30, 2011 (unaudited)	For the Quarter ended March 31, 2011 (unaudited)

Net interest income:
Interest income	$23,226	$41,568	$44,174	$13,055	$7,443
Interest expense	(360)	(75)	(21)	(742)	(1,532)
Servicing fee	(115)	(142)	(213)	(154)	(62)
Net interest income	22,751	41,351	43,940	12,159	5,849

Other income:
Realized gains on sales of investments	-	4,556	-	13,925	-
Miscellaneous fee income	515	511	217	-	-
Leasing income	712	238	-	-	-
Total other income	1,227	5,305	217	13,925	-

Other expenses:
Provision for loan losses	2,803	-	-	-	127
Management fee	3,471	3,560	3,373	3,345	680
General and administrative expenses	2,710	1,269	848	614	480
Amortization Expense	123	-	-	-	-
Depreciation expense	275	54	-	-	-
Total other expenses	9,382	4,883	4,221	3,959	1,287

Net income before income tax	14,596	41,773	39,936	22,125	4,562
Income tax	(1)	1	-	-	(1)
Net income from continuing operations	$14,595	$41,774	$39,936	$22,125	$4,561

Net income from discontinued operations (net of tax expense of $295)	1,522	-	-	-	-

Net Income	$16,117	$41,774	$39,936	$22,125	$4,561

Net income per share-basic and diluted, continuing operations	$0.19	$0.55	$0.52	$0.29	$0.23
Net income per share-basic and diluted, discontinued operations	0.02	-	-	-	-
Net income per share-basic and diluted	$0.21	$0.55	$0.52	$0.29	$0.23
Weighted average number of shares outstanding-basic and diluted	76,620,112	76,620,112	76,620,112	76,466,266	19,953,445

Comprehensive income:
Net income	$16,117	$41,774	$39,936	$22,125	$4,561
Other comprehensive income (loss):
Unrealized gains (losses) on securities available-for-sale	-	159	1,649	5,557	641
Reclassification adjustment for realized gains included in net income	-	(4,556)	-	(13,925)	-
Total other comprehensive income (loss)	-	(4,397)	1,649	(8,368)	641
Comprehensive income	$16,117	$37,377	$41,585	$13,757	$5,202

CONTACT:
CreXus Investment Corp.
Investor Relations
1-877-291-3453
www.crexusinvestment.com